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                                                                     Exhibit 4.5

                                          April 24, 1997



J. W. Barclay & Co., Inc.
One Battery Park Plaza
New York, New York 10004


Gentlemen:


      The undersigned understands that J. W. Barclay & Co., Inc. (the "Underwriter") is considering acting as underwriter for an initial public offering (the "Offering") of securities of Russian Wireless Telephone Company, Inc., a Delaware corporation formerly known as Telcom Group USA, Inc. (the "Company"), pursuant to a registration statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission").

      The Underwriter has informed the Company that the Underwriter's obligation to execute an underwriting agreement with respect to the Offering, and to purchase the securities which the Company will be offering to the public will be conditioned upon the Company's receipt of agreements from all pre-Offering holders of securities of the Company regarding the imposition of restrictions on the sale or other disposition of their respective securities.

      In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that the undersigned will not, for a period ending on the first to occur of twenty-four (24) months following the date the Registration Statement is declared effective by the Commission (the "Effective Date"), without the prior written consent of the Underwriter, directly or indirectly, offer, sell, transfer or otherwise dispose of any of the securities of the Company, or any securities convertible into or exchangeable for any shares of Common Stock ("Derivative Securities"), owned by the undersigned as of the date thereof.
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      The number of shares of Common Stock and Derivative Securities to which this agreement relates is set forth below.


                                          Very truly yours,



                                          ________________________________


Number of shares of Common Stock owned:

Number and type of Derivative Securities owned: